Exhibit 21
Subsidiaries of H&R Block, Inc.
The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation.

Company Name	Domestic Jurisdiction
0374257 B.C. Ltd.	British Columbia
Aculink Mortgage Solutions, LLC	Florida
AcuLink of Alabama, LLC	Alabama
Ada Services Corporation	Massachusetts
BFC Transactions, Inc.	Delaware
Birchtree Financial Services, Inc.	Oklahoma
Birchtree Insurance Agency, Inc.	Missouri
Block Financial LLC	Delaware
CFS-McGladrey, LLC	Massachusetts
Cfstaffing, Ltd.	British Columbia
Companion Insurance, Ltd.	Bermuda
Companion Mortgage Corporation	Delaware
Creative Financial Staffing of Western Washington, LLC	Massachusetts
EquiCo, Inc.	California
Express Tax Service, Inc.	Delaware
Financial Marketing Services, Inc.	Michigan
FM Business Services, Inc.	Delaware
Franchise Partner, Inc.	Nevada
H&R Block (India) Private Limited	India
H&R Block (Nova Scotia), Incorporated	Nova Scotia
H&R Block Bank	Missouri
H&R Block Canada Financial Services, Inc.	Federally Chartered
H&R Block Canada, Inc.	Federally Chartered
H&R Block Eastern Enterprises, Inc.	Missouri
H&R Block Enterprises LLC	Missouri
H&R Block Global Solutions (Hong Kong) Limited	Hong Kong
H&R Block Group, Inc.	Delaware
H&R Block Insurance Agency, Inc.	Delaware
H&R Block Limited	New South Wales
H&R Block Management, LLC	Delaware
H&R Block Tax and Business Services, Inc.	Delaware

Company Name	Domestic Jurisdiction
H&R Block Tax Institute, LLC	Missouri
H&R Block Tax Services LLC	Missouri
HRB Advance LLC	Delaware
HRB Center LLC	Missouri
HRB Concepts LLC	Delaware
HRB Corporate Enterprises LLC	Delaware
HRB Corporate Services LLC	Missouri
HRB Digital LLC	Delaware
HRB Digital Technology Resources LLC	Delaware
HRB Expertise LLC	Missouri
HRB Innovations, Inc.	Delaware
HRB International LLC	Missouri
HRB Products LLC	Missouri
HRB Support Services LLC	Delaware
HRB Tax & Technology Leadership LLC	Missouri
HRB Tax Group, Inc.	Missouri
HRB Technology Holding LLC	Delaware
HRB Technology LLC	Missouri
McGladrey Capital Markets Canada Inc.	Federally Chartered
McGladrey Capital Markets Europe Limited	United Kingdom
McGladrey Capital Markets LLC	Delaware
OOMC Holdings LLC	Delaware
OOMC Residual Corporation	New York
O’Rourke Career Connections, LLC	California
Pension Resources, Inc.	Illinois
Provident Mortgage Services, Inc.	Delaware
RedGear Technologies, Inc.	Missouri
RSM Employer Services Agency of Florida, Inc.	Florida
RSM Employer Services Agency, Inc.	Georgia
RSM EquiCo, Inc.	Delaware
RSM McGladrey Business Services, Inc.	Delaware
RSM McGladrey Business Solutions, Inc.	Delaware
RSM McGladrey Employer Services, Inc.	Georgia
RSM McGladrey Insurance Services, Inc.	Delaware
RSM McGladrey TBS, LLC	Delaware
RSM McGladrey, Inc.	Delaware
Sand Canyon Acceptance Corporation	Delaware

Company Name	Domestic Jurisdiction
Sand Canyon Corporation	California
Sand Canyon Securities Corp.	Delaware
Sand Canyon Securities II Corp.	Delaware
Sand Canyon Securities III Corp.	Delaware
Sand Canyon Securities IV LLC	Delaware
ServiceWorks, Inc.	Delaware
TaxNet Inc.	California
TaxWorks, Inc.	Delaware
West Estate Investors, LLC	Missouri
Woodbridge Mortgage Acceptance Corporation	Delaware